UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2006

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

DE

(State or Other Jurisdiction of Incorporation)

0-23155	561808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, NC	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 28, 2006, Trimeris, Inc. (the “Company”) filed a proxy statement with the Securities and Exchange Commission relating to its Annual Meeting of Stockholders to be held on July 13, 2006. In the proxy statement, the Company submitted a proposal to approve the Trimeris, Inc. Amended and Restated Stock Incentive Plan.

In response to external feedback, the Company reaffirms its longstanding policy that it will not reduce the exercise price of an option, amend or cancel an option for the purpose of repricing, replacing or re-granting the option with a reduced exercise price, or buy out an option previously granted for cash or other consideration without the prior approval of the Company’s stockholders, other than in the context of general adjustments to its common stock (such as a stock split) or in connection with a major corporate transaction (such as a change in control).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

Date: June 27, 2006	By:	/s/ Robert R. Bonczek
Robert R. Bonczek
Chief Financial Officer
and General Counsel